Exhibit 10.1

EXECUTION COPY

US ONCOLOGY HOLDINGS, INC.

$425,000,000 Senior Unsecured Floating Rate Toggle Notes Due 2012

Purchase Agreement

New York, New York

March 1, 2007

Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC
As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.
390 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

US Oncology Holdings, Inc., a corporation organized under the laws of Delaware (the “Issuer”), which is the parent of US Oncology, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes to issue and sell to the several parties named in Schedule I hereto (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, $425,000,000 principal amount of its Senior Unsecured Floating Rate Toggle Notes Due 2012 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), to be dated as of March 13, 2007, between the Issuer and LaSalle Bank National Association, as trustee (the “Trustee”). The Securities have the benefit of a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the date hereof, between the Issuer and the Initial Purchasers, pursuant to which the Issuer has agreed to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

In connection with the sale of the Securities, the Issuer has prepared a preliminary offering memorandum, dated March 1, 2007 (as amended or supplemented at the date thereof, including any and all exhibits thereto, the “Preliminary Memorandum”), and a final offering memorandum, dated March 1, 2007 (as amended or supplemented at the Execution Time, including any and all exhibits thereto, the “Final Memorandum”). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Issuer and its subsidiaries and the Securities. The Issuer hereby confirms that it has authorized the use of the Disclosure Package, the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Any reference herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to refer to and include the documents stated to be incorporated by reference therein which were filed under the Exchange Act on or before the issue date of the Preliminary Memorandum or the Final Memorandum, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Preliminary Memorandum or the Final Memorandum shall be deemed to refer to and include the filing of any document under the Exchange Act after the issue date of the Preliminary Memorandum or the Final Memorandum, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties. The Issuer represents and warrants to each Initial Purchaser as set forth below in this Section 1.

(a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date (as defined in Section 3 hereof), the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representation or warranty as to the information contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(b) The Disclosure Package, as of the Execution Time, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with information furnished in writing to the Issuer by any Initial Purchaser through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Initial Purchaser consists of the information described as such in Section 8(b) hereof.

(c) None of the Issuer, its Affiliates, or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(d) None of the Issuer, its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Issuers make no representation) has: (i) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities or (ii) engaged in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirements of Regulation S.

(e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

(f) Neither the Issuer nor any of its subsidiaries is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Memorandum, none of the foregoing will be, an “investment company” within the meaning of the Investment Company Act without taking account of any exemption arising out of the number of holders of the Issuer’s or any such subsidiary’s securities, as applicable.

(g) Neither the Issuer nor any of its subsidiaries has paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Issuer or any of its subsidiaries, as applicable (except as contemplated in this Agreement).

(h) Neither the Issuer nor any of its subsidiaries has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Issuer or any of its subsidiaries to facilitate the sale or resale of the Securities.

(i) The information provided by the Issuer pursuant to Section 5(j) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(k) The Issuer does not own any material assets or other property other than all of the capital stock of the Company and does not engage in any business other than activities incidental thereto.

(l) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification. Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of the jurisdiction in which it is organized with full power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Memorandum, and except as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) is duly qualified to do business and is in good standing under the laws of each jurisdiction that requires such qualification.

(m) All the outstanding shares of capital stock of the Company and each Subsidiary are duly authorized, validly issued and fully paid and nonassessable; all outstanding shares of capital stock of the Company and each Subsidiary are owned by the Issuer, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances other than any of the foregoing to secure loans under the credit agreement, dated August 20, 2004 (the “Existing Credit Facility”), among the Issuer, the Company, the lenders party thereto, JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank), as administrative agent and collateral agent, Wachovia Bank, National Association, as syndication agent, and Citicorp North America, Inc., as documentation agent, as amended through the date hereof.

(n) The Issuer has all requisite, power and authority to execute and deliver each of this Agreement, the Registration Rights Agreement and the Indenture and to perform its respective obligations hereunder and thereunder, and all corporate action required to be taken by it for the due and proper authorization, execution and delivery of each of this Agreement, the Registration Rights Agreement and the Indenture, and the consummation of the transactions contemplated hereby and thereby, has been duly and validly taken.

(o) This Agreement has been duly authorized, executed and delivered by the Issuer; the Indenture has been duly authorized by the Issuer, and, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Issuer, will constitute a legal, valid and binding instrument enforceable against the Issuer, in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized by the Issuer, and, when executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Issuer and will constitute the legal, valid and binding obligations of the Issuer entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the Registration Rights Agreement has been duly authorized by the Issuer and, when executed and delivered by the Issuer, will constitute a legal, valid and binding instrument enforceable against the Issuer, in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity), provided that no representation is made with respect to Section 6 thereof.

(p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement, except (i) such as have been obtained or will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and (ii) such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

(q) Neither the Issuer nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which any of its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to it of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, except in the case of clauses (ii) and (iii), for such violations and defaults as would not have a Material Adverse Effect.

(r) Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issuance and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, (i) their respective charters or by-laws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of them is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to any of them of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of them or any of their respective properties except, in the case of (ii) and (iii) above, for such conflicts, breaches, violations or impositions as would not have a Material Adverse Effect.

(s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Issuer and the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements included in the Disclosure Package and the Final Memorandum, are independent public accountants with respect to the Issuer and the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(t) The consolidated historical financial statements of the Issuer and the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer and the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the financial information set forth under the captions “Offering Memorandum Summary—Summary of Historical Consolidated Financial Information” and “Capitalization” in the Preliminary Memorandum and the Final Memorandum fairly present in all material respects, on the basis stated in the Preliminary Memorandum and the Final Memorandum, the information included therein.

(u) The Issuer and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(w) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or any of their property is pending or, to the best knowledge of the Issuer, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect except in the case of clauses (i) and (ii) as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(x) Each of the Issuer and its subsidiaries has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(y) No labor problem or dispute with the employees of the Issuer or any of its subsidiaries exists or is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except, in each case, as would not have a Material Adverse Effect and except, in each case, as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(z) (i) The Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Issuer or any of its subsidiaries, or any of their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Issuer and each of its subsidiaries are in compliance with the terms of such policies and instruments, and there are no claims by any of the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except in the case of clauses (i), (ii) and (iii), as would not have a Material Adverse Effect; neither the Issuer nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Issuer nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(aa) The Company is not prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer, except as described in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(bb) Except as would not have a Material Adverse Effect, the Issuer and each of its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Issuer nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(cc) The Issuer and each of its subsidiaries are (i) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive or comply with required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), neither the Issuer nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or similar state laws.

(dd) (i) The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Issuer and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Code is so qualified; (ii) the Issuer and each of its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; (iii) neither the Issuer nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); (iv) each pension plan and welfare plan established or maintained by the Issuer and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and (v) neither the Issuer nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA except, in the case of clauses (i), (ii), (iii), (iv) and (v), as would not have a Material Adverse Effect.

(ee) The Issuer and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Issuer’s and its subsidiaries’ business as now conducted or as proposed in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) to be conducted, except as would not have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) and except as would not have a Material Adverse Effect, (i) to the knowledge of the Issuer, there are no rights of third parties to any such Intellectual Property; (ii) to the knowledge of the Issuer, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others challenging the Issuer’s or any of its subsidiaries’ rights in or to any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; (iv) to the knowledge of the Issuer, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Issuer is unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or, to the knowledge of the Issuer, threatened action, suit, proceeding or claim by others that the Issuer or any of its subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuer is unaware of any other fact which would form a reasonable basis for any such claim.

(ff) None of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a “purpose credit” within the meanings of Regulations T, U or X of the Board of Governors of the Federal Reserve System of the United States.

(gg) Neither the Issuer nor the Company has taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). Each of the Issuer and the Company have been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.

(hh) (i) None of the Issuer, its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or Affiliate of the Issuer or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (ii) the Issuer, its subsidiaries and, to the knowledge of the Issuer, its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, except in the case of clauses (i) and (ii), as would not have a Material Adverse Effect.

(ii) (i) The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer, threatened, except in the case of clauses (i) and (ii), as would not have a Material Adverse Effect.

(jj) There is and has been no failure on the part of the Issuer, the Company and any of the Issuer’s or the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes Oxley Act of 2002 and any applicable rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”).

(kk) None of the Issuer, any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or Affiliate of the Issuer or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Issuer will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll) The Disclosure Package and the Final Memorandum, as of their respective dates, contain all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(mm) Each of the Issuer and its subsidiaries has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real and personal property that are material to the business of the Issuer and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except (i) those provided in connection with the Existing Credit Facility, (ii) such as do not materially interfere with the use made and proposed to be made of such property by the Issuer or its subsidiaries or (iii) such as could not reasonably be expected to have a Material Adverse Effect.

(nn) The statements in the Preliminary Memorandum and the Final Memorandum under the headings “Description of Certain Other Indebtedness”, “Description of the Notes”, “Material Federal U.S. Income Tax Considerations” and “Government Regulation” fairly summarize the matters therein described.

(oo) Assuming the accuracy of the representations made by the Initial Purchasers herein, no registration under the Act of the Securities is required for the offer and sale of the Securities to or by the Initial Purchasers in the manner contemplated herein, in the Disclosure Package and in the Final Memorandum.

(pp) None of the Issuer, its subsidiaries nor any of their respective officers, directors, employees, or agents, acting alone or together, have: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, governmental employee or other person with whom the Issuer or its subsidiaries do or will do business directly or indirectly, or (b) directly or indirectly, agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any government agency, governmental employee or other person who was, is or may be in a position to help or hinder the business (or assist the Issuer or any of its subsidiaries in connection with any actual or proposed transaction) that, in the case of either clause (a) or clause (b) above, might subject the Issuer or any of its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, except as would not have a Material Adverse Effect.

(qq) None of the Issuer, its subsidiaries, nor any of their respective current or former officers, directors, employees or agents (in their capacity as such) and, to the knowledge of the Issuer, no persons who provide professional services under agreements with the Issuer or any of its subsidiaries have engaged in any activities which (i) are prohibited under the federal Medicare and Medicaid statutes (which include, but are not limited to, 42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1395nn), the federal health plans administered by the Department of Defense, the Federal False Claims Act (31 U.S.C. § 3729) (including the regulations promulgated and advisory opinions and other guidance provided pursuant to such federal statutes), related state or local statutes or regulations or (ii) constitute material violations of or material deficiencies under the standards of any private accrediting organization from which the Issuer or any of its subsidiaries seeks accreditation, except in the case of clauses (i) and (ii), as would not have a Material Adverse Effect.

(rr) None of the Issuer, its subsidiaries nor any of their respective current or former officers or directors has (a) had any civil monetary penalty assessed against it under Section 1128(h) of the Social Security Act or any regulations promulgated thereunder; (b) been excluded from participation under the Medicare program or state health care program as defined in Section 1128(h) of the Social Security Act or any regulation thereunder or a federal health care program as defined in Section 1128B(f) of the Social Security Act; or (c) been convicted of any of the categories of offenses as described in Section 1128(a) and (b)(1), (2) and (3) of the Social Security Act or any regulations promulgated thereunder, except in the case of clauses (a), (b) or (c), as would not have a Material Adverse Effect.

(ss) Except as would not have a Material Adverse Effect, to the extent the Issuer or any of its subsidiaries is a “covered entity” within the meaning of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) or the Issuer or any of its subsidiaries are subject to or covered by the so-called “Administrative Simplification” provisions of HIPAA, the Issuer and its subsidiaries are HIPAA Compliant. For purposes hereof, “HIPAA Compliant” shall mean that the Issuer or its subsidiaries, as the case may be, is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulations thereunder, becomes effective in accordance with its or their terms, as the case may be.

(tt) Except as would not have a Material Adverse Effect, the Issuer and each of its subsidiaries that bills the Medicare program is in compliance with the conditions of participation imposed by the Social Security Act and the Secretary of Health and Human Services. Except as would not have a Material Adverse Effect, the Issuer and its subsidiaries, as the case may be, have a Medicare provider or supplier agreement and a Medicare provider or supplier number in force covering each location at which the Issuer and its subsidiaries, as the case may be, accepts Medicare patients. In addition, except as would not have a Material Adverse Effect, the Issuer and its subsidiaries have a Medicaid provider agreement and Medicaid provider number in force in each state in which the Issuer or its subsidiaries bills the Medicaid program.

Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Initial Purchaser.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Issuer, at a purchase price of 97.500% of the principal amount thereof, plus accrued interest, if any, from March 1, 2007 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule I hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on March 13, 2007, or at such time on such later date (not later than March 19, 2007) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuer or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the account specified by the Issuer. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Initial Purchasers. (a) Each Initial Purchaser acknowledges that the Securities have not been and will not be registered under the Act and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Act.

(b) Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Issuer that:

(i) it has not offered or sold, and will not offer or sell, any Securities (x) as part of their distribution at any time or (y) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering except:

(A) to those it reasonably believes to be “qualified institutional buyers” (as defined in Rule 144A under the Act) or

(B) in accordance with Rule 903 of Regulation S;

(ii) neither it nor any person acting on its behalf has made or will make offers or sales of the Securities by means of any form of general solicitation or general advertising (within the meaning of Regulation D);

(iii) in connection with each sale pursuant to Section 4(b)(i)(A), it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A;

(iv) neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities;

(v) it has not entered and will not enter into any contractual arrangement with any distributor (within the meaning of Regulation S) with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer;

(vi) it and any such distributors have complied and will comply with the offering restrictions requirement of Regulation S;

(vii) at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(b)(i)(A) of this Agreement), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period (within the meaning of Regulation S) a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Act”) and may not be offered or sold (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the date of closing of the offering, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used in this paragraph have the meanings given to them by Regulation S.”

(viii) it has not offered or sold and, prior to the date six months after the date of issuance of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

(ix) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

(x) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by it in connection with the issue or sale of any Securities, in circumstances in which section 21(1) of the FSMA does not apply to the Issuer; and

(xi) it is an “accredited investor” (as defined in Rule 501(a) of Regulation D).

5. Agreements. The Issuer agrees with each Initial Purchaser that:

(a) The Issuer will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (d) below, as many copies of the materials contained in the Disclosure Package and the Final Memorandum and any amendments and supplements thereto as they may reasonably request.

(b) The Issuer will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule II hereto.

(c) The Issuer will not amend or supplement the Disclosure Package or the Final Memorandum without the prior written consent of the Representatives, which consent shall not be unreasonably withheld or delayed.

(d) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Disclosure Package or the Final Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Memorandum to comply with applicable law, the Issuer promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (c) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Disclosure Package or Final Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as they may reasonably request.

(e) Without the prior written consent of the Representatives, the Issuer has not given and will not give to any prospective purchaser of the Securities any written information concerning the offering of the Securities other than materials contained in the Disclosure Package, the Final Memorandum or any other offering materials prepared by or with the prior written consent of the Representatives.

(f) The Issuer will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to become subject to taxation in any jurisdiction where it is not now subject. The Issuer will promptly advise the Representatives of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) During the period from the Closing Date until two years after the Closing Date, the Issuer will not and will not permit any of its respective Affiliates to resell any Securities that have been acquired by any of them; provided that Affiliates of the Issuer shall be entitled to sell Securities and New Securities (as defined in the Registration Rights Agreement) to any transferee so long as such Securities or New Securities are freely transferable by such transferee immediately after such transfer.

(h) None of the Issuer, its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

(i) None of the Issuer, its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States and none of the Issuer, its Affiliates, nor any person acting on its or their behalf of any of the foregoing, will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

(j) So long as any of the Securities are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, the Issuer will, during any period in which it is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act or is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

(k) The Issuer will cooperate with the Representatives and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(l) The Issuer will not for a period of 90 days from the date of the Execution Time, without the prior written consent of Citigroup, offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise)), directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Issuer (other than the Securities and the New Securities (as defined in the Registration Rights Agreement)).

(m) Neither the Issuer nor any of its subsidiaries will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Issuer or the Company to facilitate the sale or resale of the Securities.

(n) During the period from the Closing Date until two years after the Closing Date, neither the Issuer nor any of its subsidiaries will, for so long as the Securities are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and none of the foregoing will be or become, or be or become owned by, a closed-end investment company required to be registered but not registered thereunder.

(o) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) except to the extent prepared by counsel to the Initial Purchasers, the preparation of the Indenture and the Registration Rights Agreement and the issuance of the Securities; (ii) the preparation, printing or reproduction of the materials contained in the Disclosure Package and the Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the materials contained in the Disclosure Package and the Final Memorandum, and all amendments or supplements thereto, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions specified pursuant to Section 5(f) (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (viii) admitting the Securities for trading in the PORTAL market; (ix) the transportation and other expenses incurred by or on behalf of representatives of the Issuer in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; (xi) the fees and expenses of the Trustee and the fees and expenses of counsel for the Trustee; and (xii) all other costs and expenses incident to the performance by the Issuer and its subsidiaries of their respective obligations hereunder.

(p) The net proceeds to the Issuer from the offering will be applied substantially as set forth in the Preliminary Memorandum and the Final Memorandum under the heading “Use of Proceeds”.

(q) The Issuer and the Company will comply in all material respects with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and the Issuer will use its best efforts to cause the directors and officers of the Issuer and the Company, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(r) The Issuer will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Initial Purchasers of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.

6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuer contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Issuer of its obligations hereunder and to the following additional conditions:

(a) The Issuer shall have requested and caused Ropes & Gray LLP, counsel for the Issuer, to furnish to the Representatives its opinion and letter, dated the Closing Date and addressed to the Representatives, substantially in the forms attached hereto as Annex A-1 and Annex A-2.

(b) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Disclosure Package, the Final Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(c) The Issuer shall have furnished to the Representatives a certificate of the Issuer, signed by the Chairman of the Board or the President and Vice President of

the Issuer, respectively, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Memorandum and any amendments or supplements thereto, and this Agreement and that to the best of their knowledge after reasonable investigation:

(i) the representations and warranties of the Issuer in this Agreement that are qualified as to materiality are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and those not so qualified are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(d) On the Closing Date, the Issuer shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time (such Execution Time letter in the form set forth on Annex B) and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations adopted by the Commission thereunder and confirming certain matters with respect to the audited and unaudited financial statements, the pro forma financial information and other financial and account information contained in the Preliminary Memorandum and the Final Memorandum.

All references in this Section 6(d) to the Preliminary Memorandum and the Final Memorandum include any amendment or supplement thereto at the date of the applicable letter.

(e) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto) and the Final Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (d) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

(f) The Securities shall have been designated as PORTAL-eligible securities in accordance with the rules and regulations of the NASD, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(g) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuer’s or the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), any notice given of any intended or potential decrease in any such rating (including notice of an adverse change in the outlook for such rating) or of a possible change in any such rating that does not indicate the direction of the possible change.

(h) The Issuer shall have entered into an amendment and waiver to the Existing Credit Facility satisfactory in form and substance to the Representatives, whereby the lenders shall have granted a waiver to and amended the Existing Credit Facility to permit the issuance of the Securities and the application of the proceeds from the sale of the Securities as described in the Preliminary Memorandum and the Final Memorandum and such amendment and waiver shall be in full force and effect.

(i) Concurrently with the closing of the offering of the Securities, the Issuer shall have deposited sufficient funds with the trustee for its existing floating rate notes due 2015 and such other actions as may be necessary to discharge the indebtedness represented by such notes.

(j) Prior to the Closing Date, the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Issuer will reimburse the Initial Purchasers severally through Citigroup on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Issuer agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees, Affiliates and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Issuer in connection with the offer or sale of the Securities, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Issuer in connection with the offer or sale of the Securities, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of any Initial Purchaser through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer may otherwise have.

(b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Issuer, each of its directors, officers, employees, Affiliates and agents and each person who controls the Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuer to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Issuer by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Preliminary Memorandum, the Final Memorandum, any Issuer Written Information or any other written information used by or on behalf of the Issuer in connection with the offer or sale of the Securities or in any amendment or supplement thereto. This indemnity agreement will be in addition to any liability that any Initial Purchaser may otherwise have. The Issuer and the Representatives acknowledge that (i) the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading “Plan of Distribution”; (ii) the list of Initial Purchasers and their respective participation in the sale of the Securities; (iii) the sentences related to concessions and reallowances; and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum or in any amendment or supplement thereto.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fault, culpability, or failure to act by or on behalf of any indemnified party. The Issuer shall not be liable under this Section 8 for any settlement or compromise or consent to the entry of judgment of any claim, action, suit or proceeding effected without its prior written consent, which consent shall not be unreasonably withheld.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason for the losses, claims, damages or liabilities referred to therein, the Issuer and the Initial Purchasers (in proportion to their respective purchase obligations hereunder) severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Issuer and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Initial Purchaser be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Initial Purchasers (in proportion to their respective purchase obligations hereunder) severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by the Issuer, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Issuer within the meaning of either the Act or the Exchange Act and each officer, director, employee, Affiliate and agent of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of the Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Issuer. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Issuer or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either the New York Stock Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated in the Disclosure Package and the Final Memorandum (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Issuer, or any of the indemnified officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup General Counsel (fax no.: (212) 816-7912) and confirmed to Citigroup at 390 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Issuer, will be mailed, delivered or telefaxed to D. Scott Mackesy and Sean B. Traynor (fax no.: (212) 893-9583) and confirmed to US Oncology, Inc., c/o Welsh, Carson, Anderson & Stowe, 320 Park Avenue, Suite 2500, New York, New York 10022, attention of D. Scott Mackesy and Sean B. Traynor.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(j) hereof, no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D.

“Agreement” shall mean the Purchase Agreement, dated as of March 1, 2007, between the Issuer and Citigroup, acting on behalf of itself and the representative of the Initial Purchasers.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Citigroup” shall mean Citigroup Global Markets Inc.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Preliminary Memorandum, as amended or supplemented at the Execution Time, (ii) the final term sheet prepared pursuant to Section 5(b) hereto and in the form attached as Schedule II hereto and (iii) any Issuer Written Information.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Issuer Written Information” shall mean any written materials in addition to the Preliminary Memorandum that the parties expressly agree in writing to treat as part of the Disclosure Package.

“NASD” shall mean the National Association of Securities Dealers, Inc.

“PORTAL” shall mean the Private Offerings, Resales and Trading through Automated Linkages system of the NASD.

“Regulation D” shall mean Regulation D under the Act.

“Regulation S” shall mean Regulation S under the Act.

“Subsidiary” shall mean any subsidiary of the Company that has executed a guarantee of the Company’s obligations under the Existing Credit Facility.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

18. No Fiduciary Duty. The Issuer hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchasers and any Affiliate through which it may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Issuer and (c) the Issuer’s engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Issuer on related or other matters). The Issuer agrees that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Issuer and the several Initial Purchasers.

Very truly yours,

US ONCOLOGY HOLDINGS, INC.

by
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc. Morgan Stanley & Co. Incorporated Wachovia Capital Markets, LLC

By: Citigroup Global Markets Inc.

by
Name:
Title:

For themselves and the other several Initial Purchasers named in Schedule I to the foregoing Agreement.

SCHEDULE I

Initial Purchasers

Initial Purchasers	Principal Amount to be Purchased
Citigroup Global Markets Inc.	$191,250,000
Morgan Stanley & Co. Incorporated	$191,250,000
Wachovia Capital Markets, LLC	$42,500,000

Total	$425,000,000

SCHEDULE II

Form of Final Term Sheet

Summary of Terms

Issuer:	US Oncology Holdings, Inc.

Issue:	Senior Unsecured Floating Rate Toggle Notes

Maturity:	March 15, 2012

Principal Amount:	$425,000,000

Proceeds:	$416,500,000

Distribution:	144A with Registration Rights and Regulation S

Ratings:	B3/B-

Coupon:	6 mos L+450bps through March 15, 2009 6 mos L+500bps through March 15, 2010 6 mos L+550bps through March 15, 2011 Plus 75 bps when PIK

Price at Issue:	98.000%

Interest Payment Date:	March 15 & September 15

1st Interest Payment Date:	September 15, 2007

Equity Clawback:	35% at Par plus applicable coupon until March 15, 2009

Call Schedule: September 15, 2007 September 15, 2008 September 15, 2009 September 15, 2010	Non Callable until September 15, 2007 100.000% 102.000% 101.000% 100.000%

Change of Control Call:	Investor put at 101

Bookrunners:	Citigroup/Morgan Stanley

Co-Managers:	Wachovia

Trade Date:	March 1, 2007

Settlement Date (T+8):	March 13, 2007

CUSIP: 144A Reg S ISIN#: 144A Reg S	90342DAC3 U91245AB3 US90342DAC39 USU91245AB38

ANNEX A-1

Form of Opinion from Ropes & Gray LLP

Based upon the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1. Each of the Issuer and US Oncology, Inc., a Delaware corporation (the “Company”) is a corporation validly existing and in good standing under the laws of the State of Delaware and the Issuer has the corporate power and authority to execute each of the Note Documents to which it is a party and to perform its obligations thereunder.

2. The Purchase Agreement has been duly authorized, executed and delivered by the Issuer.

3. The Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

4. The Indenture has been duly authorized, executed and delivered by the Issuer and constitutes a valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms.

5. The Notes have been duly authorized and executed by the Issuer and, assuming the due authentication by the Trustee in the manner provided for in the Indenture, when issued and delivered against payment of the consideration therefor in accordance with the Purchase Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

6. Neither the Issuer nor any of its subsidiaries are, and immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Offering Memorandum, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7. The execution and delivery by the Issuer of each of the Note Documents, the performance by the Issuer of its obligations thereunder, and the issuance and sale of the Notes by the Issuer (a) will not violate any provision of any New York or federal law, statute, rule or regulation or of the General Corporation Law of the State of Delaware, except that we express no opinion as to federal or state securities or blue sky laws, (b) will not violate, or constitute a default under, any of the agreements or documents listed on Schedule 1 hereto, and (c) will not violate the certificate of incorporation or by-laws of the Issuer.

8. Under New York or federal law or the Delaware General Corporation Law, no consent, approval, order or authorization of, or filing or registration with, any governmental authority is required to be obtained by the Issuer in connection with the execution and delivery by the Issuer of each of the Note Documents, the performance by the Issuer of its obligations thereunder, the issuance and sale of the Offered Securities by the Issuer, except as may be required under federal or state securities laws in connection with the sale of the Notes or in connection with any registration contemplated by the Registration Rights Agreement.

9. To our knowledge, after having made inquiry of officers of the Issuer, but without having made any other investigation, the Issuer is not a party to any action, suit or proceeding which challenges the validity or enforceability of, or seeks to enjoin the performance of, the Note Documents.

10. Assuming the accuracy of the representations and warranties of the Issuer set forth in Section 1 of the Purchase Agreement (without regard to Section 1(oo)) and of the Initial Purchasers set forth in Section 4 of the Purchase Agreement, it is not necessary in connection with the offer, sale and delivery of the Notes by the Issuer to the Initial Purchasers or in connection with the initial resale of the Notes by the Initial Purchasers in the manner contemplated by the Offering Memorandum, the Purchase Agreement and by the Indenture, to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act; it being understood that no opinion is expressed as to any resale of Notes subsequent to the initial resale thereof by the Initial Purchasers.

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ANNEX A-2

Form of 10b-5 Letter from Ropes & Gray LLP

We have acted as counsel to US Oncology Holdings, Inc., a Delaware corporation (the “Issuer”), in connection with the issuance and sale by the Issuer of up to $425,000,000 aggregate principal amount of Senior Unsecured Floating Rate Toggle Notes due 2012 (the “Notes”) to Citigroup Global Markets Inc. (“Citigroup”), Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively, the “Initial Purchasers”) pursuant to the Purchase Agreement, dated as of March [    ], 2007 (the “Purchase Agreement”), by and between the Issuer and Citigroup, acting on behalf of itself and as the representative of the Initial Purchasers. Capitalized terms defined in the Purchase Agreement and not otherwise defined herein are used herein with the meanings attributed to them in the Purchase Agreement.

During the course of the preparation of the Disclosure Package and Final Memorandum, we participated in discussions with certain officers, directors, and employees of the Issuer, the independent accountants of the Issuer, and you and your representatives, at which the contents of the Disclosure Package and Final Memorandum and related matters were discussed. Based upon our participation and the discussions described above, no facts have come to our attention that cause us to believe the (a) Disclosure Package, as of the Execution Time, or (b) the Final Memorandum, as of its date or the date hereof, contained or contains an untrue statement of material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We express no opinion, however, with respect to the financial statements and the notes and schedules thereto and the other financial or accounting information included or referred to in the Disclosure Package or Final Memorandum, including any of the information incorporated by reference therein.

The limitations inherent in the independent verification of factual matters and the character of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Disclosure Package or the Final Memorandum, including any of the information incorporated by reference therein, except that (a) the statements made in the Disclosure Package and Final Memorandum under the headings “Description of Certain Other Indebtedness” and “Description of the Notes,” insofar as such statements purport to summarize certain provisions of the documents referred to therein, constitute accurate summaries of such provisions in all material respects and (b) the statements made in the Disclosure Package and Final Memorandum under the headings “Government Regulation” and “Material U.S. Federal Income Tax Considerations,” insofar as such statements purport to summarize certain provisions of the federal laws and regulations referred to therein, constitute accurate summaries of such provisions in all material respects.

This letter is being furnished by us to you as the Initial Purchasers in connection with the transactions described herein and is solely for the benefit of the Initial Purchasers. Except as otherwise expressly consented to by us in writing, this letter may not be relied upon by any other person or for any other purpose.

ANNEX B

Form of Letter From PricewaterhouseCoopers LLP

In connection with the Offering Memorandum:

1.	We are an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Securities and Exchange Commission (SEC) and the Public Company Accounting Oversight Board (United States) (PCAOB).

2.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2006. Therefore, we are unable to and do not express any opinion on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2006.

3.	For purposes of this letter, we have read the minutes of the 2006 meetings of the Board of Directors, Audit Committee and Compensation Committee of the Company and its subsidiaries as set forth in the minute books at February 27, 2007, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to February 27, 2007 (our work did not extend to the period from February 27, 2007 to March 1, 2007, inclusive) as follows:

a.	With respect to the period from January 1, 2007 to January 31, 2007, we have:

(i)	read the unaudited consolidated financial data of the Company and subsidiaries for January of both 2007 and 2006 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to January 31, 2007 were available. The financial information for January of both 2007 and 2006 is incomplete in that it omits the statements of cash flows and other disclosures.

(ii)	inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited consolidated financial data referred to in (i) above are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Offering Memorandum.

The foregoing procedures do not constitute an audit made in accordance with standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.

4.

It should be noted that effective January 1, 2007 the Company adopted FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes.” Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that (i) at January 31, 2007 there was any change in the capital stock, increase in long-term debt, or decrease in stockholders’ equity of the Company and subsidiaries consolidated as compared with amounts shown in the December 31, 2006 consolidated balance sheet incorporated by reference in the Offering Memorandum except that the unaudited consolidated balance sheet as of January 31, 2007, which we were furnished by the Company, indicates an increase in capital stock which the Company informed us was due to exercises of stock options, or (ii) for the period from January 1, 2007 to January 31, 2007, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net revenue or income from operations, except in all instances for changes, increases or decreases which the Offering Memorandum discloses have occurred or may occur and except that the unaudited consolidated balance sheet as of January 31, 2007, which we were furnished by the Company, showed a decrease from December 31, 2006, in consolidated net current assets (working capital) and the unaudited consolidated income statement for the month ended January 31, 2007, which we were furnished by the Company, showed a decrease from the month ended January 31, 2006 in net income, as follows (in thousands of dollars):

5.	As mentioned in 3a, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to January 31, 2007, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after January 31, 2007, have, of necessity, been even more limited than those with respect to the periods referred to in 3. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at February 27, 2007 there was any change in the capital stock, increase in long-term debt of the Company as compared with amounts shown on the December 31, 2006 consolidated balance sheet included in the Offering Memorandum. On the basis of these inquiries and our reading of the minutes as described in 3, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances that the Offering Memorandum discloses have occurred or may occur.

6.	For purposes of this letter, we have also read the items identified by you on the attached copy of the Offering Memorandum and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this Offering Memorandum as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.

Item	Procedures and Findings
A	We compared the amount/percentage to the audited consolidated financial statements incorporated by reference in the Offering Memorandum described in the first paragraph of this letter or recomputed the amount/percentage based on the corresponding amount/percentage included in those audited consolidated financial

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statements and found it to be in agreement or arithmetically correct after giving effect to aggregation or rounding, if applicable. However, with respect to the amounts and percentages that represent changes in amounts as compared to a previous period, we make no comment as to the appropriateness of the reasons given for changes in such amounts. It should be noted that EBITDA is not a measure of operating performance or liquidity defined by generally accepted accounting principles and may not be comparable to similarly titled measures presented by other companies. We make no comment about the Company’s definition, calculation, or presentation of EBITDA or its usefulness for any purposes.

B	Compared to a schedule prepared by the Company from its accounting records. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

C	We compared the amount to data appearing in schedules provided by the Company or recomputed the amount/percentage based on data appearing in those schedules and found them to be in agreement. We verified the mathematical accuracy of the schedule. We compared the amounts on the schedules to the accounting records of the Company and found them to be in agreement. However, with respect to the amounts and percentages that represent changes in amounts as compared to the previous period, we make no comment as to the appropriateness of the reasons for changes in such amounts. Further, we make no comment as to the appropriateness or completeness of management’s characterization or classification of such amounts.

D	We recomputed the amount in the “As Adjusted” column from a schedule prepared by the Company based on the amount included in the “As Adjusted” column for the year-ended December 31, 2006 and the amount of estimated net proceeds from the sale of the Notes as described under “Use of Proceeds” and under “Capitalization” in the Offering Memorandum. However, we make no comment as to whether the offering of the Senior Unsecured Notes will be consummated as described under “Use of Proceeds” and of “Capitalization” in the Offering Memorandum.

7.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

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8.	The procedures enumerated in paragraph 6 do not constitute an audit conducted in accordance with standards of the PCAOB. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

9.	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraphs; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Memorandum and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC in conducting and documenting its investigation of the affairs of the Company in connection with the offering of securities covered by the Offering Memorandum, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or referred to in whole or in part in the Offering Memorandum or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of securities covered by the Offering Memorandum.

Very Truly Yours,

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